1 Summit Therapeutics Reports Financial Results and Operational Progress for the Third Quarter and Nine Months Ended September 30, 2026 Recent $2 Billion Strategic Equity Investment in Summit by AstraZeneca and Summit’s Expanding Network of Clinical Collaborations Underscore Confidence in Ivonescimab’s Potential Ivonescimab Global Clinical Development Program Continues to Grow with New Studies in Bladder and Kidney Cancers Ivonescimab Regimens Demonstrate Statistically Significant Overall Survival Benefits Versus Pembrolizumab in PD-L1–Positive Advanced NSCLC and Versus Durvalumab Plus Chemotherapy in Biliary Tract Cancer in Akeso’s Phase III Studies Conducted in China Summit Closes Third Quarter with $629.8 Million in Cash and Investments and Received $2.0 Billion from AstraZeneca in Connection with an Equity Investment Post Third Quarter Miami, Florida, November 4, 2026 - Summit Therapeutics Inc. (NASDAQ: SMMT) today reported its financial results for the third quarter and nine months ended September 30, 2026, and provided an update on clinical and operational progress. “This quarter marked a period of meaningful momentum for Summit, highlighted by AstraZeneca’s $2 billion strategic equity investment and the expansion of our network of clinical collaborations with AstraZeneca, Daiichi Sankyo, and several others,” said Robert W. Duggan, Chairman and Co-Chief Executive Officer of Summit. “These commitments underscore ever growing confidence in ivonescimab’s potential across a broad range of solid tumors.” “Our global clinical development program for ivonescimab continues to broaden, with the announcement of ivonescimab combination collaborations with Datroway® and sone-ve, alongside new studies in bladder cancer with HARMONi-GU1, in biliary tract cancer with EA2251, and in kidney cancer with SMT112-216 and Arcus’ ARC- 20 platform study,” said Dr. Maky Zanganeh, President and Co-Chief Executive Officer of Summit. “We are encouraged by the statistically significant overall survival results recently presented from Akeso’s HARMONi-2 study in PD-L1–positive advanced NSCLC and HARMONi-GI1 study in BTC, and we look forward to the upcoming initial HARMONi-3 data in first-line squamous NSCLC.” Clinical & Operational Updates Clinical and operational progress continues with ivonescimab, a novel, potentially first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule: • Summit in-licensed ivonescimab from Akeso Inc. in January 2023. In total, over 5,000 patients have been treated with ivonescimab in clinical studies globally, and over 100,000 patients have been treated in the commercial setting with ivonescimab in China, as noted and updated by Akeso. Summit has exclusive rights to develop and commercialize ivonescimab in North America, South America, Europe, the Middle East, Africa, and Japan, while Akeso retains development and commercialization rights for remaining territories, including China.

2 • Summit is currently developing ivonescimab in non-small cell lung cancer (NSCLC), colorectal cancer (CRC), urothelial carcinoma (UC), and renal cell carcinoma (RCC), specifically conducting multiregional Phase II or Phase III clinical trials in the following proposed indications or settings: ▪ HARMONi (Phase III): ivonescimab combined with chemotherapy in patients with epidermal growth factor receptor (EGFR)-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a third-generation EGFR tyrosine kinase inhibitor (TKI); ▪ HARMONi-3 (Phase III): ivonescimab combined with chemotherapy in patients with first-line metastatic NSCLC, with two distinct cohorts to be analyzed separately for squamous tumors and non-squamous tumors; ▪ HARMONi-7 (Phase III): ivonescimab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression; ▪ HARMONi-GI3 (Phase III): ivonescimab combined with chemotherapy in patients with first-line unresectable metastatic CRC; ▪ HARMONi-GU1 (Phase II / III): ivonescimab plus the antibody-drug conjugate (ADC) enfortumab vedotin (EV) in previously untreated patients with first-line metastatic UC; and ▪ SMT112-216 (Phase II): multiple ivonescimab-based combination treatment regimens in first line patients with metastatic clear cell RCC (ccRCC) (SMT112-216 is also referred to as AK112-216 in China). HARMONi • In January 2026, the U.S. Food and Drug Administration (FDA) accepted for filing Summit's Biologics License Application (BLA) seeking approval for ivonescimab in combination with chemotherapy in patients with EGFR- mutated locally advanced or metastatic non-squamous NSCLC who have received prior EGFR TKI therapy. The BLA was submitted based on the results of the global Phase III HARMONi trial. The FDA provided a Prescription Drug User Fee Act (PDUFA) goal action date of November 14, 2026. The HARMONi study has dual primary endpoints: progression-free survival (PFS) and overall survival (OS). HARMONi met its PFS primary endpoint, becoming the first global Phase III study of an immunotherapy-based regimen to show a statistically significant PFS improvement in this setting. In the primary analysis for OS, ivonescimab in combination with chemotherapy showed a positive trend without achieving a statistically significant result. As previously disclosed, the FDA noted that a statistically significant OS benefit is necessary to support marketing authorization in this setting. Considering the safety and efficacy profile of the current FDA-approved options for patients in this setting – none of which have demonstrated a statistically significant OS benefit – as well as the continued positive, regionally consistent data of this Phase III multiregional study, and discussions with key opinion leaders and physicians who have administered ivonescimab to patients, Summit believes that ivonescimab is a potential treatment option with a favorable benefit-risk profile. • In September 2026, updated OS results from HARMONi were presented at the International Association for the Study of Lung Cancer’s (IASLC) 2026 World Conference on Lung Cancer (WCLC 2026). With longer

3 follow-up, western patients replicated the survival improvement seen in Asian patients, further reinforcing the regional consistency of the efficacy results observed in the HARMONi study. The updated June 2026 analysis continued to show consistent, favorable OS results, with an OS hazard ratio of 0.76 (95% CI: 0.61 – 0.95; nominal p=0.0151) in the global intention-to-treat (ITT) population. An OS hazard ratio of 0.76 was demonstrated in the western patient subgroup (95% CI: 0.52 – 1.10), which was consistent with the ITT population and Asian subgroup. In this most recent analysis, ivonescimab continued to demonstrate an acceptable and manageable safety profile that was consistent with previous Phase III data of ivonescimab plus chemotherapy. No additional safety signals were noted in this latest HARMONi data cut. These results have been made available to the FDA. HARMONi-3 • Enrollment in both the squamous and non-squamous NSCLC cohorts of the global HARMONi-3 study is complete. The number of PFS events needed in the squamous cohort for the primary analysis is expected to be reached in the fourth quarter of 2026, and a planned early interim analysis for OS is expected to take place in conjunction with the primary PFS analysis. An interim analysis for OS independent of PFS is planned for the first half of 2027. For the non-squamous cohort, the number of events needed to conduct the PFS analysis is expected to be reached in the first half of 2027. HARMONi-7 • Summit's global Phase III HARMONi-7 trial continues to enroll, with enrollment expected to be completed in 2027. ◦ In September 2026, interim OS data for HARMONi-2, an Akeso-sponsored Phase III study evaluating ivonescimab monotherapy in a similar setting to Summit’s HARMONi-7 trial, was presented WCLC 2026. In this protocol-specified interim analysis of OS, a secondary endpoint in the HARMONi-2 study, ivonescimab monotherapy demonstrated a statistically significant and clinically meaningful improvement compared to pembrolizumab monotherapy, achieving a hazard ratio (HR) of 0.73 (95% CI: 0.57, 0.95; p=0.009). A clinically meaningful benefit was demonstrated across important clinical subgroups, including those with PD-L1 low expression (PD-L1 Score 1-49%) and PD-L1 high expression (PD-L1 Score ≥ 50%), along with those with squamous and non-squamous histologies. In this analysis, ivonescimab continued to demonstrate an acceptable and manageable safety profile, which was consistent with previous Phase III studies of ivonescimab and no additional safety signals were noted. HARMONi-2 evaluated monotherapy ivonescimab compared to monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-2 is a single region, multi-center, double-blinded Phase III study conducted in China sponsored by Akeso, with all relevant data exclusively generated, managed, and analyzed by Akeso. HARMONi-GI3 • Summit is continuing to enroll the HARMONi-GI3 study, which is expected to include 900 patients. The enrollment rate has exceeded initial estimations and is currently expected to complete in Q3 2027.

4 HARMONi-GU1 • In August 2026, the company announced the planned initiation of the global, multi-regional Phase II / III HARMONi-GU1 trial expanding ivonescimab’s global registration-enabling clinical development program to now include UC, or bladder cancer. Global clinical trial site activations for and enrollment in HARMONi-GU1 have begun for the Phase II portion of this study. SMT112-216 • In October 2026, Summit announced the initiation and opening of trial sites for SMT112-216, a randomized, open-label, global Phase II study of ivonescimab in previously untreated advanced ccRCC, the most common type of kidney cancer. The study, also referred to as AK112-216, is being conducted in collaboration with Summit’s partner, Akeso. Participants will be randomized to receive ivonescimab in combination with cadonilimab, ivonescimab in combination with ipilimumab, ivonescimab monotherapy, or nivolumab plus ipilimumab as an established standard-of-care comparator regimen. Cadonilimab is an investigational PD-1 x CTLA-4 bispecific antibody developed by Akeso. This study, in addition to collaborative work being performed by Arcus combining ivonescimab with the HIF2α inhibitor, casdatifan, will be used to inform registration- enabling studies in first-line ccRCC with ivonescimab. SMT112-216 has begun enrollment and plans to enroll approximately 100 patients at clinical trial sites in the U.S. and China. Additional Ivonescimab Development Updates • In September 2026, Summit entered into a clinical trial collaboration with AstraZeneca to evaluate ivonescimab in combination with AstraZeneca’s Claudin 18.2-targeting ADC, sonesitatug vedotin, also referred to as sone- ve, in certain gastrointestinal cancer settings. Each company will contribute their respective compound for the combination studies to be conducted, and the parties will jointly contribute to the costs of such studies, which are intended to be sponsored by AstraZeneca. The collaboration does not include upfront payments, milestone payments, or royalty sharing provisions. Each company will retain development and commercial rights to their respective molecules. • Additionally in September 2026, the company executed a non-binding Memorandum of Understanding with AstraZeneca whereby the two companies intend to enter into an agreement to conduct clinical trials combining ivonescimab with multiple AstraZeneca cancer medicines, including AstraZeneca’s leading portfolio of antibody-drug conjugates (ADCs). The companies intend to share clinical development costs of potential future studies. Each company will retain their current development and commercial rights to their respective molecules, and the agreement is mutually non-exclusive. The memorandum of understanding does not include upfront payments, milestone payments, or royalty sharing provisions. • In October 2026, Summit announced a clinical trial collaboration with AstraZeneca and Daiichi Sankyo to evaluate ivonescimab in combination with the TROP2-directed ADC datopotamab deruxtecan (Datroway®) across multiple solid tumor settings, intending to include breast and lung cancer. The companies intend to begin with a Phase III trial in first-line triple-negative breast cancer (TNBC). The collaboration does not include upfront payments, milestone payments, or royalty sharing provisions.

5 • In October 2026, HARMONi-GI1, an Akeso-sponsored Phase III study evaluating ivonescimab plus chemotherapy in patients with BTC, was presented as part of the Presidential Symposium at the 2026 European Society for Medical Oncology Annual Congress (ESMO 2026). Ivonescimab in combination with chemotherapy demonstrated a statistically significant improvement in OS when compared to durvalumab in combination with chemotherapy, with a hazard ratio of 0.75 (95% CI: 0.61, 0.92; p=0.0031). In the HARMONi- GI1 study, ivonescimab plus chemotherapy demonstrated an acceptable and manageable safety profile which was consistent with previous Phase III studies of ivonescimab plus chemotherapy. No additional safety signals were identified. • Summit plans to continue further expansion of the global clinical development program for ivonescimab, including additional Phase III studies, in additional settings and tumor types. The company will continue to provide more details in the coming months with respect to additional Phase III studies evaluating ivonescimab beyond NSCLC, CRC, UC, RCC, BTC, and head and neck squamous cell carcinoma (HNSCC). • In addition to the multiregional studies conducted and sponsored by Summit, Akeso is enrolling several single- region Phase III studies exclusively in China in multiple indications outside of NSCLC, including BTC, TNBC, HNSCC, small cell lung cancer, CRC, and pancreatic cancer. • Summit’s clinical trial collaborations continue to progress as planned. ◦ In the second quarter of 2025, the company announced a clinical collaboration with Revolution Medicines, Inc. (RevMed) to evaluate ivonescimab in combination with three RAS(ON) inhibitors, including the multi-selective inhibitor daraxonrasib (RMC-6236), G12D-selective inhibitor zoldonrasib (RMC-9805), and G12C-selective inhibitor elironrasib (RMC-6291), in solid tumor settings with RAS mutations. As previously announced, the initial study under this collaboration, sponsored by RevMed, began enrolling patients in the first quarter of 2026. ◦ In the first quarter of 2026, Summit announced a clinical collaboration with GORTEC, a European Head and Neck Oncology and Radiotherapy Group based in France, to evaluate ivonescimab monotherapy and ivonescimab in combination with ligufalimab, Akeso’s proprietary anti-CD47 monoclonal antibody, against monotherapy pembrolizumab in a randomized three-arm study. The Phase III study, GORTEC 2024-04 ILLUMINE (NCT07264075), is sponsored by GORTEC and is intended to be conducted in multiple countries in Europe and in China; Summit may consider the expansion of this study into the United States. ILLUMINE began enrolling patients in the second quarter of 2026. ◦ In the first quarter of 2026, the company announced a clinical collaboration with GSK plc to evaluate ivonescimab in combination with GSK’s novel B7-H3 ADC, risvutatug rezetecan, in multiple solid tumors. The initial study under this collaboration agreement is currently enrolling. ◦ In July 2026, Summit announced a clinical collaboration with Arcus Biosciences, Inc. to evaluate ivonescimab in combination with Arcus’ novel HIF-2α inhibitor, casdatifan, in ccRCC. Initial data from the study under this collaboration agreement is expected to be generated by mid-2027. ◦ In September 2026, as noted above, Summit announced a clinical collaboration with AstraZeneca to evaluate ivonescimab in combination with sone-ve in certain gastrointestinal cancer settings.

6 ◦ In October 2026, as noted above, Summit announced a clinical trial collaboration with AstraZeneca and Daiichi Sankyo to evaluate ivonescimab in combination with Datroway® across multiple solid tumor settings, intended to include breast and lung cancer. The companies intend to begin with a Phase III trial in first-line TNBC. ◦ In October, 2026, Summit announced a clinical collaboration with ECOG-ACRIN Cancer Research Group to evaluate ivonescimab in combination with chemotherapy compared to pembrolizumab or durvalumab in combination with chemotherapy in advanced biliary tract cancer (BTC) in a registration- enabling Phase II / III clinical study, EA2251. The primary endpoint for the study is OS and activation of U.S. clinical trial sites is expected to begin in the fourth quarter of 2026. • Clinical trial collaborations and investigator sponsored trials (ISTs) with leading academic organizations, including MD Anderson Cancer Center, Memorial Sloan Kettering Cancer Center, and Dana Farber Cancer Institute, among others, continue to progress and expand evaluating ivonescimab in solid tumors. Summit has agreed to support more than 65 ISTs, of which 26 have started and are actively enrolling. Financial Highlights On October 5, 2026, AstraZeneca completed a $2.0 billion strategic equity investment in Summit. The equity investment will support continued acceleration of the development of ivonescimab. Pursuant to the terms of the Securities Purchase Agreement entered into by Summit and AstraZeneca, AstraZeneca purchased an aggregate of approximately 108,955 shares of preferred stock convertible into shares of common stock of Summit at a 1:1,000 ratio. The investment by AstraZeneca totaled $2.0 billion. At the conversion ratio, the investment represents a common stock price equal to $18.36, representing a premium over the closing trading price on the day the investment was announced. For additional details on the financial terms, please refer to the Summit press release issued on September 28, 2026. Third quarter 2026 financial highlights are as follows: Cash and Cash Equivalents and Short-term Investments • Aggregate cash and cash equivalents and short-term investments were $629.8 million and $713.4 million at September 30, 2026 and December 31, 2025, respectively. • During the third quarter of 2026, the company raised $94.1 million in gross proceeds through its ATM facility. GAAP and Non-GAAP Operating Expenses • GAAP operating expenses were $214.6 million for the third quarter of 2026, compared to $234.2 million for the same period of the prior year. The decrease in GAAP operating expenses was due to the decrease in stock-based compensation expense of $83.1 million primarily related to the modification to the company's performance-based stock option awards during the second quarter of 2025, offset by an increase primarily in R&D expenses driven by the expansion of clinical studies and development costs related to ivonescimab. • Non-GAAP operating expenses were $166.9 million for the third quarter of 2026, compared to $103.4 million for the same period of the prior year. The increase in Non-GAAP operating expenses was primarily driven by the expansion of clinical studies and development costs related to ivonescimab.

7 GAAP and Non-GAAP Research and Development (R&D) Expenses • GAAP R&D expenses were $169.1 million for the third quarter of 2026, compared to $131.1 million for the same period of the prior year. The increase was driven by the expansion of clinical studies and development costs related to ivonescimab, offset by the decrease in stock-based compensation expense of $16.7 million primarily related to the modification to the company's performance-based stock option awards during the second quarter of 2025. • Non-GAAP R&D expenses were $145.2 million for the third quarter of 2026, compared to $90.5 million for the same period of the prior year. The increase was primarily driven by the expansion of clinical studies and development costs related to ivonescimab. GAAP and Non-GAAP General and Administrative (G&A) Expenses • GAAP G&A expenses were $45.5 million for the third quarter of 2026, compared to $103.1 million for the same period of the prior year. The decrease was due to the decrease in stock-based compensation expense of $66.4 million primarily related to the modification to the company's performance-based stock option awards during the second quarter of 2025. • Non-GAAP G&A expenses were $21.7 million for the third quarter of 2026, compared to $12.9 million for the same period of the prior year. The increase was primarily driven by the expansion of infrastructure and our headcount to support the development of ivonescimab. GAAP and Non-GAAP Net Loss • GAAP net loss in the third quarter of 2026 and 2025 was $208.4 million or $(0.26) per basic and diluted share, and $231.8 million or $(0.31) per basic and diluted share, respectively. • Non-GAAP net loss in the third quarter of 2026 and 2025 was $160.7 million or $(0.20) per basic and diluted share, and $101.0 million or $(0.13) per basic and diluted share, respectively. Summit Therapeutics Update Conference Call Given the FDA's November 14 PDUFA goal action date for the pending BLA, Summit plans to host a conference call and webcast following the FDA's action. Following the FDA’s action and prior to the call, Summit will issue a press release with the conference call details, including dial-in information, which will also be posted on the Investor Relations section of Summit's website, www.smmttx.com. Slides will be displayed during the live webcast, and all interested parties are encouraged to listen in. An archived replay will be available on the website shortly after the call. About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 outside of Summit’s license territories, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti- angiogenesis effects associated with blocking VEGF into a single molecule. By design, ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF.

8 This design is intended to differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Summit believes ivonescimab’s specifically engineered tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, iScience, 2025). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, iScience, 2025) increasing to approximately 10 days at steady state dosing, is to improve upon previously established efficacy thresholds, side effects, and safety profiles associated with prior approved drugs to these targets. Ivonescimab was invented by Akeso Inc. (HKEX Code: 9926.HK) and is currently utilized in multiple Phase III clinical trials. Over 5,000 patients have been treated with ivonescimab in clinical studies globally, and over 100,000 patients when considering those treated in a commercial setting in China, as noted by Akeso. There are currently 17 Phase III clinical studies that are either announced, ongoing, or have been completed studying ivonescimab, five of which are Summit-sponsored global studies, two of which are studies sponsored by cooperative groups, and 10 of which are being or have been conducted in China by Akeso. Summit began its clinical development of ivonescimab in NSCLC (HARMONi, HARMONi-3, HARMONi-7) and expanded its sponsored Phase III clinical development program into colorectal cancer (CRC; HARMONi-GI3) and urothelial carcinoma (bladder cancer; HARMONi-GU1). The two cooperative studies are in head and neck squamous cell carcinoma (HNSCC; ILLUMINE) and biliary tract cancer (BTC; EA2251). HARMONi is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who were previously treated with a third-generation EGFR TKI (e.g., osimertinib). Detailed results of the study were provided in September 2025, and a Biologics License Application (BLA) was submitted to the United States Food and Drug Administration (FDA) for marketing authorization, which the FDA accepted for filing in January 2026; the goal Prescription Drug User Fee Act (PDUFA) date is November 14, 2026. HARMONi-3 is a Phase III clinical trial evaluating ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non-squamous NSCLC, irrespective of PD-L1 expression. The clinical trial is evaluating the two histologies as individual, separately powered cohorts with independent statistical powering. HARMONi-7 is a Phase III clinical trial evaluating ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. HARMONi-GI3 is a Phase III clinical trial evaluating ivonescimab in combination with chemotherapy compared with bevacizumab plus chemotherapy in patients with first-line unresectable metastatic CRC. ILLUMINE is a Phase III study being conducted by GORTEC, a cooperative group dedicated to Head and Neck Oncology, in recurrent / metastatic head and neck squamous cell carcinoma (r/m HNSCC). ILLUMINE is a three- arm Phase III clinical trial designed to evaluate ivonescimab monotherapy, as well as ivonescimab in combination with ligufalimab, Akeso’s proprietary anti-CD47 monoclonal antibody, compared to monotherapy pembrolizumab in patients with PD-L1 positive r/m HNSCC.

9 EA2251 is a Phase II / III study being conducted by the ECOG-ACRIN Cancer Research Group, an expansive membership-based scientific organization known for advancing precision oncology through its leadership of major national clinical trials. The randomized, open-label study is designed to evaluate the safety and efficacy of ivonescimab with chemotherapy compared to pembrolizumab or durvalumab plus chemotherapy in the first-line treatment of patients with advanced biliary tract cancer (BTC). Five Phase III ivonescimab clinical trials have read out to date, all five with positive data. Four of these five studies are in NSCLC and one is in BTC. In addition to Summit’s positive HARMONi study in NSCLC, Akeso has had positive read-outs in four single-region (China), randomized Phase III clinical trials, HARMONi-A, HARMONi-2, HARMONi-6 (each in NSCLC), and HARMONi-GI1 (in BTC) for ivonescimab, including a statistically significant overall survival benefit in all four studies from China. HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression. HARMONi-GI1 is a Phase III clinical trial evaluating ivonescimab plus chemotherapy against durvalumab in combination with chemotherapy in patients with advanced BTC. Akeso is actively conducting multiple Phase III clinical studies in settings outside of NSCLC, including biliary-tract cancer, triple-negative breast cancer, head and neck squamous cell carcinoma, small cell lung cancer, colorectal cancer, and pancreatic cancer. Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. About Summit Therapeutics Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and its shares are listed on the Nasdaq Global Market (symbol "SMMT"). The company is headquartered in Miami, Florida, with additional offices in Palo Alto, California, Princeton, New Jersey, Dublin, Ireland, and Oxford, UK. For more information, please visit https://www.smmttx.comhttps://www.smmttx.com and follow us on X @SMMT_TX.

10 Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc. and other collaborations, the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the expected timing of BLA submissions or FDA decisions, potential acquisitions, statements about the previously disclosed At- The-Market equity offering program (“ATM Program”), or the AstraZeneca private placement, the expected proceeds, uses thereof and possibility that the proceeds will not be sufficient to fund operations as long as anticipated, dilution to existing stockholders and potential adverse effects on the market price of the Company’s common stock, including from future sales by AstraZeneca, AstraZeneca’s ownership and contractual rights, including Third Party acquisition participation, registration rights and potential conflicts of interest, the Company’s reliance on third parties for the supply of third party products and other contributions to certain combination clinical trials, the Company’s estimates regarding stock-based compensation, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, market, industry, or political conditions, including the effects of geopolitical developments, domestic and foreign trade policies, and monetary policies, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Summit defines a “positive study” as a clinical study with one or more prespecified primary endpoints in which one of those endpoints achieves a statistically significant benefit according to the protocol or statistical analysis plan. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release. Contact Summit Investor Relations:

11 Nathan LiaBraaten Senior Director, Investor Relations Tracy Jones Director, Media & Public Relations investors@smmttx.com media@smmttx.com Summit Therapeutics and the Summit Therapeutics logo are registered trademarks of Summit Therapeutics Inc. and/or its affiliates. Copyright 2026, Summit Therapeutics Inc. All Rights Reserved.

12 Summit Therapeutics Inc. GAAP Condensed Consolidated Statements of Operations (Unaudited) (in millions, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Operating expenses: Research and development $ 169.1 $ 131.1 $ 459.5 $ 390.4 General and administrative 45.5 103.1 170.8 479.1 Total operating expenses 214.6 234.2 630.3 869.5 Other income, net 6.2 2.4 16.8 9.1 Net loss $ (208.4) $ (231.8) $ (613.5) $ (860.4) Net loss per share attributable to common shareholders per share, basic and diluted $ (0.26) $ (0.31) $ (0.78) $ (1.16)

Summit Therapeutics Inc. GAAP Condensed Consolidated Balance Sheet Information (in millions) Unaudited September 30, 2026 December 31, 2025 Cash and cash equivalents and short-term investments $ 629.8 $ 713.4 Total assets $ 692.9 $ 751.2 Total liabilities $ 128.2 $ 92.3 Total stockholders' equity $ 564.7 $ 658.9 Summit Therapeutics Inc. GAAP Condensed Consolidated Statement of Cash Flows Information (in millions) Unaudited Nine Months Ended September 30, 2026 2025 Net cash used in operating activities $ (423.2) $ (221.0) Net cash provided by investing activities 18.5 310.8 Net cash provided by financing activities 330.3 43.7 Effect of exchange rate changes on cash — 0.1 (Decrease) increase in cash, cash equivalents and restricted cash $ (74.4) $ 133.6

Summit Therapeutics Inc. Schedule Reconciling Selected Non-GAAP Financial Measures (Unaudited) (in millions, except per share data) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Reconciliation of GAAP to Non-GAAP Research and Development Expense GAAP Research and Development $ 169.1 $ 131.1 $ 459.5 $ 390.4 Stock-based compensation (Note 1) (23.9) (40.6) (72.4) (173.2) Non-GAAP Research and Development $ 145.2 $ 90.5 $ 387.1 $ 217.2 Reconciliation of GAAP to Non-GAAP General and Administrative Expenses GAAP General and Administrative $ 45.5 $ 103.1 $ 170.8 $ 479.1 Stock-based compensation (Note 1) (23.8) (90.2) (116.8) (447.4) Non-GAAP General and Administrative $ 21.7 $ 12.9 $ 54.0 $ 31.7 Reconciliation of GAAP to Non-GAAP Operating Expenses GAAP Operating Expenses $ 214.6 $ 234.2 $ 630.3 $ 869.5 Stock-based compensation (Note 1) (47.7) (130.8) (189.2) (620.6) Non-GAAP Operating Expense $ 166.9 $ 103.4 $ 441.1 $ 248.9 Reconciliation of GAAP Net Loss to Non-GAAP Net Loss GAAP Net Loss $ (208.4) $ (231.8) $ (613.5) $ (860.4) Stock-based compensation (Note 1) 47.7 130.8 189.2 620.6 Non-GAAP Net Loss $ (160.7) $ (101.0) $ (424.3) $ (239.8) Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Per Common Share GAAP Net Loss Per Basic and Diluted Common Share $ (0.26) $ (0.31) $ (0.78) $ (1.16) Stock-based compensation (Note 1) 0.06 0.18 0.24 0.83 Non-GAAP Net loss Per Basic and Diluted Common Share $ (0.20) $ (0.13) $ (0.54) $ (0.33) Basic and Diluted Common Shares 798.2 743.4 784.0 741.4

Summit Therapeutics Inc.
Schedule Reconciling Selected Non-GAAP Financial Measures
(in millions)

	Unaudited Three Months Ended				
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Reconciliation of GAAP to Non-GAAP Operating Expenses					
GAAP Operating Expenses	$ 214.6	$ 220.5	$ 195.2	$ 225.0	$ 234.2
Stock-based compensation (Note 1)	(47.7)	(68.7)	(72.8)	(111.7)	(130.8)
Non-GAAP Operating Expense	$ 166.9	$ 151.8	$ 122.4	$ 113.3	$ 103.4
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss					
GAAP Net Loss	$ (208.4)	$ (215.7)	$ (189.4)	$ (219.2)	$ (231.8)
Stock-based compensation (Note 1)	47.7	68.7	72.8	111.7	130.8
Non-GAAP Net Loss	$ (160.7)	$ (147.0)	$ (116.6)	$ (107.5)	$ (101.0)

Summit Therapeutics Inc.
Notes on our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP measures should be viewed in addition to, and not as a substitute for Summit's reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Summit management believes certain items that cannot be reliably predicted or estimated can distort the trends associated with the Company's ongoing performance. Therefore, Summit management uses these non-GAAP measures for internal budgeting and forecasting purposes and to evaluate Summit's financial performance without the impact of items that can vary significantly from period to period. Summit management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Each of non-GAAP Research and Development Expense, non-GAAP General and Administrative Expenses and non-GAAP Operating Expenses differ from GAAP in that such measures exclude the non-cash charges and costs associated with stock-based compensation. Non-GAAP Net Loss and non-GAAP EPS differ from GAAP in that they exclude the non-cash charges and costs associated with stock-based compensation.

Note 1: Stock-based compensation is a non-cash charge and costs calculated for this expense can vary year-over-year depending on the stock price of awards on the date of grant as well as the timing of compensation award arrangements.